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Exhibit No. 2(i) Articles of Incorporation and all amendments
pertaining                         thereto


STATE OF WYOMING
OFFICE OF THE
SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

OF

WESTERN TECHNOLOGY & RESEARCH, INC.

     I, THYRA THOMSON, Secretary of State of the State of Wyoming, hereby certify that the prerequisites for the issuance of this certificate have been fulfilled in compliance with law, and are found to conform to law.

     ACCORDINGLY, the undersigned, by virtue of the authority vested in me by law, hereby issues this Certificate. office.

[Great Seal of the State of Wyoming]

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Wyoming. Done at Cheyenne, the Capital, this nineteenth day of September A.D. 1984.

/S/ Thyra Thomson
------------------------------------
Secretary of State

By: /S/[illegible signature]


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ARTICLES OF INCORPORATION
OF
WESTERN TECHNOLOGY & RESEARCH, INC.

     We, the undersigned natural persons of the age of 21 years or more acting as incorporators of a corporation under the Wyoming Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

     FIRST: The name of the corporation is WESTERN TECHNOLOGY & RESEARCH, INC.

     SECOND: The period of duration is perpetual.

     THIRD: The corporation shall have unlimited power to engage in and to do any lawful act concerning any and all lawful businesses for which corporations may be organized under the Wyoming Business Corporation Act.

     FOURTH: The aggregate number of shares which the corporation shall have the authority to issue shall be 100,000 shares of Common Stock with no per value to be voting stock, fully non-assessable.

     FIFTH: The corporation will not commence business until consideration of the value of at least $500.00 has been received for the issuance of shares.

     SIXTH: There are no provisions limiting or denying the shareholders the preemptive right to acquire additional or treasury shares of the corporation.

     SEVENTH: There are no provisions for the regulation of the internal affairs of the corporation.

     EIGHT: The address of the initial registered office of the corporation is 513 East Main Street, Riverton, Wyoming 82501. The name of its registered agent at such address is NetteBall Girard Lanson.

     NINTH: The number of directors constituting the initial Board of Directors of the corporation is two (2), and the name and address of the persons who are to serve as directors until the first annual meeting of shareholders, or until their successors are elected and qualified are:

H. Jean Baker            735 East Sunset #1, Riverton, WY
Phyllis L. Baker         735 East Sunset #1, Riverton, WY

     TENTH: The number of directors to be elected at the annual meetings of shareholders next following the time when the shares of the corporation become owned beneficially or of record by more than two (2) shareholders, or at a special meeting called for the election of the directors after such time, is three (3).

     ELEVENTH: The name and address of each incorporator is:

H. Jean Baker          735 East Sunset #1, Riverton, WY
Phyllis L. Baker          725 East Sunset #1, Riverton, WY

Incorporation in duplicate on this 17th day of September, 1984.

/S/ H. Jean Baker
/S/ Phyllis L. Baker
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STATE OF WYOMING  )
                  ) SS.
COUNTY OF FREMONT )

     On this 11th day of September , 1984, before me personally appeared H. Jean Baker, who being by me duly sworn did say that he is the person who executed the foregoing instrument as an incorporator, and that the statements therein contained are true to his best knowledge or belief.

/S/ Deborah L. Halpain
Notary Public
My Commission Expires: Mar. 9, 1986

STATE OF COLORADO      )
                       ) ss.
COUNTY OF CLEARCREEK   )

     On this 17th day of September, 1994, before me personally appeared Phyllis L. Baker, who being by me duly sworn did say that she is the person who executed the foregoing instrument as ans incorporator, and that the statements therein contained are true to her knowledge or belief.

/S/ Krista A. Whittle
Notary Public
15th & Miner, Idaho Springs, CO
My Commission Expires: 9/12/87
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AMENDMENT TO ARTICLES OF INCORPORATION
FOR
WESTERN TECHNOLOGY & RESEARCH, INC.

     Pursuant to the provisions of the Wyoming Business Corporation Act. The undersigned corporation hereby adopts the following Articles of Amendment to it's Articles of Incorporation.

     FIRST: The name of the corporation is WESTERN TECHNOLOGY & RESEARCH, INC.

     SECOND: The following amendment to the Articles of Incorporation was duly adopted by the shareholders of the Corporation. Article IV of the Articles of Incorporation is hereby amended as follows:

ARTICLE IV
AUTHORIZED CAPITAL

     That the authorized capital of the Company be Fifty Million (50,000,000) shares of common stock with no par value, non-assessable.

     THIRD: The foregoing amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on the 19th day of January, 1996 in the manner prescribed by the laws of the State of Wyoming.

     FOURTH: The number of shares outstanding on said date was 100,000 shares and the number of shares entitled to vote, therefore, was 100,000 shares.

     FIFTH: The number of shares voted for said was 100,000 shares and the number of shares voted against such amendment was zero shares.

April 9, 1994
                                       BY:/S/ Z. S. Merritt, President & CEO

STATE OF WYOMING      )
                      ) ss.
COUNTY OF NATRONA     )

      On this 9th day of April, 1996, before me personally appeared Z. S. Merritt, who being by me duly sworn, did say that he is the person who executed the foregoing instrument as an incorporator, and that the statements therein contained are true to the best of his knowledge or belief.

/S/ Thomas M. Hocksday
Notary Public
My Commission Expires: 9/11/99